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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 9, 2002
                                                           --------------


                                 INTERCEPT, INC.
                          -----------------------------
                            (Exact Name of Registrant
                          as Specified in its Charter)



 Georgia                             01-14213                     58-2237359
----------------                  -------------             -------------------
(State or Other                    (Commission               (I.R.S. Employer
Jurisdiction of                    File Number)             Identification No.)
Incorporation)


3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia               30071
------------------------------------------------------             ----------
       (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (770) 248-9600
                                                           --------------


                                       N/A
                                     -------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 2.  Acquisition or Disposition of Assets.

         On March 19, 2002, InterCept, Inc. entered into a definitive Asset Purchase Agreement for its wholly owned subsidiary, InterCept Billing Company, LLC (now named Internet Billing Company, LLC), to acquire substantially all of the assets of Internet Billing Company, Ltd., a Florida limited partnership ("iBill") and several subsidiaries and affiliated companies of iBill, subject to regulatory approval. iBill, which is based in Ft. Lauderdale, provides secure transaction services that enable Web merchants to accept and process real-time payments for goods and services purchased over the Internet. iBill also manages all back-office functions including reporting, tracking, customer service and sales transactions. Its service is powered by proprietary technology that integrates online payment processing, fraud control, affiliate management and financial reporting and tracking. Effective as of March 29, 2002, InterCept received early termination of the waiting period with respect to the Hart-Scott-Rodino application filed in connection with the transaction.

     On April 9, 2002, InterCept closed the transaction contemplated by the Asset Purchase Agreement. InterCept paid $112 million in cash and is obligated to pay additional quarterly earnout payments for a period of six quarters ending December 31, 2003, contingent upon whether the acquired business achieves certain financial targets. InterCept has an option to buy out the remaining earnout obligation at any time by paying $8 million per remaining quarter. InterCept used cash on hand, proceeds from its line of credit with First Union National Bank, and proceeds from a CD secured loan from The Bankers Bank, Atlanta, Georgia, to pay the purchase price. A portion of the cash paid will be held in escrow for a period of time after the closing.

         The amount of the consideration was determined based upon arm's length negotiations. InterCept will account for the transaction under the purchase method and treat the transaction as an asset acquisition for tax purposes.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Business Acquired.

         It is impractical to provide the required financial statements for iBill at the date of the filing of this Form 8-K. The required financial statements will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

(b)      Pro Forma Financial Information.

         It is impractical to provide the required pro forma financial information at the date of the filing of this Form 8-K. The required pro forma financial information will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

(c)      Exhibits.

2.1 Asset Purchase Agreement dated March 19, 2002, by and among InterCept, Inc.; InterCept Billing Company, LLC; Internet Billing Company, Ltd.; iBill California, LLC;

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         Liberty Merchant Services, LLC; iBill Technologies LLC; Internet
         Billing Corp.; iBill Corp.; iBill GAP, LLC; and CSR Billing.com, LLC.*

*Pursuant to Item 601(b)(2) of Regulation S-K, InterCept agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     INTERCEPT, INC.



                                                     By: /s/ Scott R. Meyerhoff
                                                         -----------------------
                                                         Scott R. Meyerhoff
                                                         Chief Financial Officer

Dated:  April 22, 2002


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                                  EXHIBIT INDEX

Exhibit
-------

2.1 Asset Purchase Agreement dated March 19, 2002, by and among InterCept, Inc.; InterCept Billing Company, LLC; Internet Billing Company, Ltd.; iBill California, LLC; Liberty Merchant Services, LLC; iBill Technologies LLC; Internet Billing Corp.; iBill Corp.; iBill GAP, LLC; and CSR Billing.com, LLC.*

*Pursuant to Item 601(b)(2) of Regulation S-K, InterCept agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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